Certificate of Registration of a Company

This is to certify that

SANYI GROUP PTY. LTD.

Australian Company Number 116 432 510

is a registered company under the Corporations Act 2001 and is taken to be registered in Victoria.

The company **is limited by shares.**

The company is a **proprietary** company.

The day of commencement of registration is **the twenty-eighth day of September 2005.**

Issued by the
Australian Securities and Investments Commission
on this twenty-eighth day of September, 2005.

Jeffrey Lucy
Chairman

Constitution

of

SANYI Group Pty. Ltd.

47 Mt. Pleasant Rd

Nunawading, VIC 3131 Australia

ACN: 116432510

Peter Zhu & Associates
First Floor
21 Ellingworth Parade
Box Hill VIC 3128
Tel: 03 98967788
Fax: 03 98967780
pjzhu@optusnet.com.au

Maddocks
Level 7
140 William Street
Melbourne VIC 3000
Tel: 03 9288 0555
Fax: 03 9288 0666
geoff.musgrove@maddocks.com.au
www.maddocks.com.au

Table of contents

Overview

This is the constitution of SANYI Group Pty. Ltd.

The company is a proprietary company limited by shares. The liability of its members is limited to any amount owing on their shares.

The company is not allowed to have more than 50 members who are not employees of the company or a subsidiary company or former employees of either who became members during their employment. For this purpose joint holders of particular shares are counted as one member. The company must always have at least one member.

The company is not allowed to engage in an activity that would require a disclosure document to be lodged under Chapter 6D of the *Corporations Act*. This does not apply to an offer to existing members of the company or to employees of the company or a subsidiary company.

The constitution sets out the basis on which the company is to be managed. Nothing in the constitution is intended to derogate from the *Corporations Act*. That Act imposes numerous obligations on the company which are not reproduced in this constitution. It prevails over anything in this constitution to the extent that they are inconsistent. This constitution replaces the replaceable rules in the *Corporations Act*. Words used in the constitution that have a meaning in the *Corporations Act* have the same meaning in this constitution.

A Management of the company

Company's powers

1 Subject to any restrictions under the *Corporations Act*, the company has all the powers of a natural person. It also has the power:

- to issue and cancel shares, including bonus shares, redeemable or non-redeemable preference shares, and partly paid shares;
- to issue debentures of the company;
- to grant options over unissued shares;
- to distribute company property among members, whether in kind or otherwise;
- to give security by charging uncalled capital of the company;
- to grant a fixed or floating charge over company property;
- to obtain the registration or recognition of the company as a body corporate in any other jurisdiction;
- to do anything it may lawfully do in any jurisdiction.

Company managed by the Board

2 The Board of Directors manages the company. It must do so in accordance with the *Corporations Act* and lawful resolutions of the company. The initial directors are named in the Schedule. A director is not required to own shares in the company.

Directors to appoint company secretary

3 The directors may appoint one or more company secretaries in accordance with the *Corporations Act* on the conditions they think fit. The directors may remove a company secretary from office. Unless the directors decide otherwise, the company secretary is also the company's public officer.

Powers of directors

4 Through the Board, the directors have the power and duty to manage and control the business and affairs of the company. They may exercise all the company's powers, except those that are required to be exercised by the company in general meeting. The following are among the specific powers they have:

- to borrow or raise money;
- to secure the payment of any money in any way, including by mortgage, debenture or charge on all the company's assets and undertakings, present and future.

Directors may confer powers on a person

5 The directors may confer on a person (including a director) the power to do specified things on behalf of the company, whether by power of attorney or not. They may confer on that person a power of sub-delegation.

The entrusting of a power to a person does not exclude its exercise by the directors themselves.

Number of directors

6 There must be at least one director of the company and not more than 10. The company may change the number of directors above one by passing a resolution at a general meeting of the company. If the number of directors falls below the minimum set by the company, they must not act as directors until the number is increased to the minimum, except:

- to increase the number of directors to the minimum;
- to convene a general meeting of the company.

Appointment and removal of directors

7 The company or the directors may appoint a director, remove a director, or do both, by passing a resolution at a general meeting of the company.

The directors may appoint a director either to fill a casual vacancy or to add to their number. A director appointed by the directors ceases to be a director 6 months after the date of his or her appointment unless the appointment is confirmed by the company's passing a resolution at a general meeting.

Retirement of directors

8 A director may retire from office by giving written notice to the company at its registered office. The resignation is effective at the time stated in the notice, provided it is after the time the notice was given. If not, the notice is effective immediately it is given.

Office of director becomes vacant

9 A director automatically ceases to be a director if any of the following applies:

- the director is prohibited from being a director or ceases to be a director or is removed from being a director by the *Corporations Act* or by an order made under it;
- the director becomes insolvent or makes a composition or arrangement with his or her creditors or a class of them;
- the director becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under any law relating to mental health;
- the director is absent from meetings of directors for 6 consecutive months without special leave from the directors, and the directors consequently declare his or her office vacant;

- the director fails to pay a call on his or her shares in the company for at least a month after the call was made – or a longer period allowed by the directors.

Alternate directors

10 A director may appoint a person to act in his or her place as an alternate for any period the director thinks fit. The appointment must be in writing and must first be approved by a majority of the other directors. The managing director may not appoint an alternate managing director. An alternate does not have to own shares in the company. An alternate may be an alternate for more than one director.

Powers of alternate directors

11 In the absence of the appointing director, his or her alternate has all the rights, and may exercise all the powers of, the director (including voting at meetings) on the same conditions as the appointing director. The exercise of rights and powers has the same effect as if the appointing director had exercised them. However, the alternate director is not the appointing director's agent and is personally responsible to the company for his or her conduct.

Notice of meetings

12 An alternate is entitled to receive notices of meetings of directors if the appointing director requests it.

Resignation of alternate director

13 An alternate may resign by giving the company written notice at its registered office. The resignation takes effect immediately the notice is given.

Termination or suspension of appointment of alternate director

14 An appointing director may immediately terminate the appointment of his or her alternate, or suspend the appointment, by giving the company written notice at the registered office.

The other directors may immediately terminate the appointment of an alternate, or suspend that appointment, by passing a resolution at a meeting of directors after giving the appointing director reasonable written notice.

The appointment of an alternate terminates automatically if the appointing director ceases to be a director, or if anything happens in respect of the alternate which, if it happened to the appointing director, would result in that director ceasing to hold office.

Appointment of managing director

15 The directors may appoint one or more of them to be the company's managing director for the period and on the terms (including terms as to salary and fees) they think fit. If the managing director is unable to act in that office, the directors may appoint a person to act temporarily as managing director.

If more than one managing director has been appointed at a particular time, they hold office jointly.

Resignation etc of managing director

16 The clauses in this constitution that apply in relation to the resignation, disqualification and removal of a director apply to the managing director with any necessary qualifications. The directors may remove the managing director from office, but only in accordance with the company's contract of employment with that person.

Managing director ceasing to hold office

17 The managing director automatically ceases to hold office when he or she ceases to be a director.

Powers of managing director

18 The managing director has the powers entrusted to him or her by the directors. The directors may withdraw or vary any power entrusted to the managing director. The entrusting of a power to the managing director does not exclude its exercise by the directors themselves.

Remuneration of directors

19 The directors are entitled to be paid directors' fees set by the directors. The directors may set different amounts for different directors. If they don't, each director's fee must be the same as each other director's fee. The directors' fees must not be more in aggregate than the maximum amount approved by the company in general meeting. Directors' fees accrue daily.

Expenses

20 In addition to their fees, directors are entitled to be paid or reimbursed for all travelling and other expenses they properly incur in relation to exercising their powers and performing their duties in relation to:

- a meeting of directors;
- a meeting of a committee of directors;
- a general meeting of the company; or
- the business or affairs of the company.

Conflict of interests

21 A director is entitled to hold another office with the company, or to be remunerated for other work (including professional work) by the company, despite being a director. This does not apply in relation to the office or work of auditor.

A director is not disqualified from office by reason of entering into a contract or arrangement with the company or having an interest in a contract or arrangement with the company, nor is any such contract or arrangement void or liable to be avoided.

A director does not have to account to the company for any profit arising from a contract or arrangement with the company merely because of being a director and having a fiduciary duty to the company.

Disclosure of an interest

22 A director must disclose an interest in any contract or arrangement with the company as required by the *Corporations Act*.

General notice of an interest

23 A director may give a general notice to the company at its registered office that he or she is an officer or member of a specified corporation or firm, or has an interest in it in some other way. The notice must set out the nature and extent of the director's interest. The notice is effective on all subsequent occasions as a disclosure of the director's interest in a matter involving the company and that corporation or firm, but only if the director's interest at the time of first consideration of the matter is no greater than as stated in the general notice.

Effect of disclosure by a director

24 If a director complies with the law and this constitution in relation to disclosing an interest:

- the director may vote on whether the company enters into the contract or arrangement;
- the contract or arrangement may be entered into;
- the director may participate in the execution of the contract; and
- the director may vote on matters involving the contract.

B Meetings of directors

Directors may regulate meetings

25 The directors may regulate their meetings in the way they think fit.

Holding meetings

26 A director may convene a meeting of directors at any time. The company secretary must convene a meeting if requested by a director to do so. The convenor convenes a meeting by giving written or oral notice of it to all directors. The convenor does not have to give notice of a meeting to a director whom the convenor reasonably believes to be outside Australia.

Failure to give notice

27 The resolutions passed at a meeting of directors for which notice was not given to all directors, and actions taken to implement those resolutions, are nonetheless valid if each director who was not given notice later agrees to waive the receipt of that notice.

Quorum

28 No business may be transacted at any time during a meeting of directors unless a quorum is present. Until the directors decide otherwise, the quorum for a meeting of directors is any 2 directors. If there is only one director, the quorum is that director. The quorum must be present throughout a meeting. An alternate director who is not also a director may be counted in the quorum if the appointing director is not present.

Chair

29 The directors may elect one of them to be chair for a specified period. If a meeting of directors is held and no chair has been appointed, or the usual chair is not present within 30 minutes after the scheduled starting time or is unwilling to chair the meeting, the directors present must elect one of them to chair that meeting.

Meetings of directors in different places

30 With the consent of all directors notified orally or in writing to the company secretary, a meeting of directors may be convened at different venues, provided the technology used gives the directors at each venue a reasonable opportunity to participate in the meeting. The meeting is held at the place where the largest number of participating directors is present. If that place cannot be identified, the meeting is held where the chair is present.

If there is a failure in the technology which deprives any director of a reasonable opportunity of participating in the meeting, the chair must adjourn the meeting until the failure is rectified. If the failure is not rectified within one hour, the chair must adjourn the meeting to a date and time when the chair believes all directors will be able to participate.

Director's consent to meeting of directors in different places

31 A director who consents to a meeting of directors being held even though all directors are not in the same place may withdraw that consent 48 hours before the meeting is due to be held. In that case, the meeting may not be held.

Departure from a meeting of directors in different places

32 A director who wishes to leave a meeting of directors being held even though all directors are not in the same place must obtain the express consent of the chair. A director who fails to do so is conclusively presumed present throughout the meeting for the purposes of the quorum for that meeting.

Voting and resolutions at a meeting

33 At a meeting of directors:

- each director who is present has one vote;
- an alternate director who is also a director has one vote as director and one vote for each appointing director who is absent from the meeting and by whom he or she has been appointed as an alternate; and
- the chair has a casting as well as a deliberative vote.

A resolution is passed at a meeting of directors if a majority of the votes cast is in favour of it. If there is only one director, he or she may pass a resolution in the way provided for by section 248B of the *Corporations Act*.

Resolutions by circular

34 The directors may pass a resolution by circular without holding a meeting. Reasonable notice of the resolution must be given to all directors. The resolution must be signed by a majority of directors (including alternates) entitled to vote on it and must state that they are in favour of it. That majority must not be less than the number required for a quorum at a meeting of directors. The resolution is valid from the time the last director signs it and is taken to have been passed at that time. Different directors may sign different documents provided they are identical. Faxed documents are acceptable. The resolution must be noted in the minutes of the meetings of directors.

Minutes of meetings

35 The directors must keep minutes of meetings in accordance with the *Corporations Act*. They must record each of the following:

- the names of directors and alternate directors present at each meeting of directors
- all orders, resolutions and proceedings of meetings of directors
- any matter that the *Corporations Act* requires to be recorded in the books of the company. This includes declarations and notices of interest made and given by a director.

The chair of the meeting or of the next meeting must sign the minutes as a true and correct record of the meeting. That person's signing of the minutes is sufficient evidence of anything recorded and of the regularity of what was done at the meeting.

If there is only one director of the company, he or she must record:

- all orders and resolutions made; and
- any matter that the *Corporations Act* requires to be recorded in the books of the company. This includes declarations and notices of interest made and given by the director.

Committees of directors

36 The directors may delegate any of their powers to a committee of directors they specify. The directors may revoke a delegation. A committee must comply with any conditions on the exercise of its powers that the directors set. A power properly exercised by a committee is exercised by the directors. The clauses that apply in relation to the proceedings of a meeting of directors apply in relation to meetings of a committee of directors (except a committee of one).

Minutes of meetings of committees

37 The rules applying to the minutes of meetings of directors and their signing apply, with any necessary changes, to the minutes of meetings of a committee. If a committee consists of only one director, a minute signed by that director recording a decision by him or her as that committee is a minute of that committee.

Validation of acts of directors

38 Any act done at a meeting of directors or of a committee of directors, or by any person acting as director, or by a person claiming to act under a power of attorney executed by the company, is valid even if it is later discovered that there was a defect in the person's appointment or continuance in office, or that the person was disqualified from voting or not entitled to vote.

Execution of documents

39 In addition to any other way in which the company may execute a document, it may do so by 2 directors signing it, or by one director and a secretary of the company signing it. If there is only one director who is also the sole company secretary, the company may execute a document by that director and company secretary signing it. Execution under a common seal is not required.

Company seal

40 The directors may adopt a company seal. They must provide for its safe-keeping. The directors may also adopt a duplicate of the seal – that is, a facsimile of the seal with the words 'Share seal' on its face. The directors may adopt different duplicate seals for use in different places. Each must have on its face the place where it is to be used.

C General meetings of the company

Convening a general meeting

41 A director may convene a general meeting of the company at any time. A member or members can only convene a meeting as allowed by the *Corporations Act*. A meeting may be convened at different venues, provided the technology used gives the members at each venue a reasonable opportunity to participate in the meeting. The meeting is held at the place where the largest number of members is present. If that place cannot be identified, the meeting is held where the chair is present.

If there is a failure in the technology which deprives any member of a reasonable opportunity of participating in the meeting, the chair must adjourn the meeting until the failure is rectified. If the failure is not rectified within one hour, the chair must adjourn the meeting to a date and time when the chair believes all members will be able to participate.

Notice of meetings

42 Unless consent is given for shorter notice in accordance with the *Corporations Act*, at least 21 days' notice must be given of a general meeting to those persons entitled to notice under the *Corporations Act*. The notice must specify each of the following:

- the time and place for the meeting;
- the general nature of the business to be transacted at the meeting;
- the details of any special resolution intended to be passed at the meeting;
- the technology to be used if the meeting is to be held in more than one place;
- that a member who is entitled to cast 2 or more votes is entitled to appoint up to 2 proxies; and that, if the member appoints 2 proxies, the member must specify the proportion or number of votes each proxy is appointed to exercise;
- any other information required by the *Corporations Act*.

An accidental failure to give notice to a person, or the non-receipt by that person of the notice, does not affect the validity of the proceedings at the meeting or any resolution passed at it.

Cancellation

43 The directors may cancel a general meeting convened by them. The directors may cancel a general meeting convened by a member or members in accordance with the *Corporations Act* if they have received from that member or members a signed notice withdrawing their request for the meeting.

Adjournment

44 The directors may postpone a general meeting or change a venue at which it is to be held. The only business that may be transacted at an adjourned meeting is the business stated in the notice concerning the original meeting.

- If a meeting is cancelled or adjourned, the directors must try to notify in writing each person entitled to receive notice of the fact of its cancellation or adjournment.
- In the case of an adjournment, the notice must state the new time and venue for the meeting.
- An accidental failure to give notice to a person, or the non-receipt by that person of the notice, does not affect the validity of the cancellation or adjournment of the meeting.

Quorum

45 No business may be transacted at any time during a general meeting unless a quorum is present. The quorum for a general meeting is 2 members who are present in person or by proxy, representative or attorney and who are entitled to vote. If the company has only one member, that person is the quorum.

45.1 *In the case of a meeting convened by a member or members*, if a quorum is not present within 30 minutes after the time appointed for a general meeting to be held, the meeting is automatically abandoned.

45.2 *In the case of a meeting convened by the directors*, if a quorum is not present within 30 minutes after the time appointed for a general meeting to be held, it automatically stands adjourned to the same day of the following week at the time and venue the directors notify to the members in writing. If a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, the meeting is automatically abandoned.

Chair

46 The chair of meetings of directors is also the chair of a general meeting. If there is no chair, or the chair is unwilling to act as chair, or the chair is not present within 30 minutes after the time appointed for the general meeting to be held, the directors may choose another director to be chair of the meeting. If the directors fail to do so, or all directors present decline to be chair, the members who are present may choose one of them to be chair of the meeting.

Chair's rulings final

47 The chair's rulings on any matter relating to the order of business, procedure and conduct of the general meeting are final. No motion of dissent from a ruling will be accepted.

Adjournment

48 On the request or on the decision of a majority of members present and entitled to vote, the chair must adjourn a general meeting, or any business, motion, resolution, question, debate, discussion or poll. The adjournment of any business, motion, resolution, question, debate, discussion or poll may be until later in the meeting or to an adjourned meeting in accordance with the decision or request and does not affect the conduct of any other business that remains to be conducted at the meeting.

Adjourned meetings

49 No notice has to be given of an adjourned meeting or the business to be transacted at it unless the adjournment is for at least 30 days. In that case, the notice requirements relating to the original meeting apply. No business may be transacted at an adjourned meeting except the business from the meeting adjourned. A resolution passed at an adjourned meeting is passed on the day of that adjourned meeting.

Voting rights

50 Subject to any rights or restrictions attached at the relevant time to a class or classes of shares, each member of the company, or each member of a class of members, who is entitled to attend and vote may attend a meeting of the company, or of the class of members. An individual member may vote personally or by proxy or attorney. A corporation member may do so by a representative who is an individual. No person who is not a member of the company, or a member of the class of members, or a proxy or

attorney of that member – or, in the case of a corporation member, a representative of that member – may vote at a meeting of members or of a class of members.

Votes

51 *On a show of hands*, each member present (except by proxy) at a meeting of members or of a class of members who is entitled to vote has one vote.

On a poll, each member present at a meeting of members or of a class of members who is entitled to vote has one vote for every fully paid up share held.

Votes by joint holders

52 Any joint holder of shares may vote at a general meeting. However, if more than one vote is cast, the only one that will be counted is that of the joint holder whose name appears first on the Share Register of the company.

Members not entitled to vote: general

53 A member who is a minor or who is of unsound mind or who is, or whose estate is, liable to be dealt with in any way under any law relating to mental health may vote by the person or body who has the management or guardianship of the person or his or her estate. That person or body may vote by proxy or by representative, but only after giving the directors satisfactory proof of the right to do so under this clause.

Members not entitled to vote: amount unpaid

54 A member is not entitled to be present or to vote at a general meeting unless all calls and other amounts payable at the time of the meeting in respect of shares held by the member have been paid in full.

Objection to vote

55 A challenge to a person's entitlement to vote at a general meeting or to the validity of a vote made at that meeting may only be raised at that meeting. If a vote is allowed by the chair, it is valid for all purposes.

Method of voting

56 A resolution at a general meeting is to be decided on a show of hands unless a poll is demanded by any of the following:

- the chair of the meeting;
- at least 5 members present who are entitled to vote on the resolution;
- by a member or members who represent at least 10% of the votes that may be cast on the resolution.

Chair to declare proxies before taking vote

57 Before taking a vote on a resolution at a general meeting, the chair must inform the meeting whether any proxy votes have been received and how any proxy votes are to be cast.

Declaration of result of a vote on a show of hands

58 A declaration by the chair of a general meeting of the result of a vote on a show of hands, and a subsequent entry into the minutes of that meeting confirming that result that is signed by the chair of that meeting or the next general meeting, is by itself conclusive evidence of the declared result.

When a poll may be demanded

59 A poll may be demanded before a vote on a resolution is taken, before the result of a vote on a show of hands is declared, or immediately after the result is declared.

Demand may be withdrawn

60 A demand for a poll may be withdrawn at any time before the poll is taken.

Taking of poll

61 If a poll is demanded, it must be taken in accordance with the directions of the chair. However, if the poll concerns the election of a chair or the adjournment of the meeting, it must be taken immediately. A delayed poll does not affect the transaction of other business. The result of the poll is the resolution of the meeting on that question.

Chair's votes

62 In addition to any deliberative vote or votes as a member, the chair of a meeting is entitled to a casting vote in the case of an equality of votes on a show of hands or a poll.

Right of non-members to attend general meeting

63 The chair may invite any person who is not a member to attend and address a general meeting, including a director, auditor or company secretary.

Resolutions by circular

64 The members may pass a resolution by circular without holding a general meeting. The resolution must be signed by all members entitled to vote on it and must state that they are in favour of it. If there are joint holders of shares entitled to vote on the resolution, each must sign it. The resolution is valid from the time the last member signs it and is taken to have been passed at that time. Different members may sign different documents provided they are identical. Faxed documents are acceptable. The resolution must be recorded in the minutes of the company's meetings.

64.1 This does not apply to either of the following resolutions:

- a resolution to remove a director or appoint a director in place of a director who has been removed;
- a resolution to remove a director or appoint a director in place of a director who has been removed;
- a resolution to remove an auditor under section 329 of the *Corporations Act*.

Resolutions by sole member

65 If the company has only one member, that member may pass a resolution of the company simply by recording it in the minutes of the company's meetings.

Proxies

66 A member who is entitled to cast 2 or more votes may appoint no more than 2 proxies. A proxy does not have to be a member of the company. If a member appoints 2 proxies, neither can vote on a show of hands. If the appointment does not specify what proportion of votes each is to be proxy for, each may exercise one half of the member's voting rights. A fraction of a vote is to be disregarded.

Appointment of proxy

67 A member may appoint a proxy or attorney. The member, the member's attorney or the corporation member's representative must sign the appointment. The appointment is valid if it contains the information which the *Corporations Act* requires it to contain. At the date of this constitution, the *Corporations Act* required it to contain each of the following:

- the name and address of the member
- the name of the company
- the proxy's name or the name of the proxy's office
- the meetings at which the proxy is to be used.

An appointment is not invalid merely because it does not specify all this information.

An appointment may be a standing appointment.

An appointment for a meeting is valid for an adjournment of that meeting.

Form of proxy

68 The following form may be used for the appointment of a proxy.

Proxy Form

SANYI Group Pty. Ltd.ACN:116432510

Meeting

Place	
Date	
Time	

I/We, *[insert name and address of member/members]*, am/are a member/members of *[insert company name and ACN]*. I appoint the following person/persons as my proxy/proxies to vote on my/our behalf at the specified meeting and any adjournment.

Name or office of proxy	Address

I/We appoint the following alternate person/persons to vote on my/our behalf at that meeting and any adjournment if a person I/we have appointed proxy is/are unable to act.

Name of proxy	Name of alternate	Address of alternate

[Include any instructions concerning voting in favour of or against particular resolutions]

Signature/signatures of member/members

[Insert name of member/members appointing proxy]

Revocation of appointment

69 A member who has appointed a proxy may revoke the appointment at any time by giving the company written notice. An appointment is not revoked by the member attending and taking part in a general meeting. However, if the member votes on a resolution, the proxy or other person appointed to exercise a member's voting rights is unable to vote.

Lodgement of proxies

70 A proxy, power of attorney or other authority to exercise a member's voting rights at a general meeting is not to be treated as valid unless notice of it is received by the company at its registered office (or another place specified in the notice of meeting) at least 48 hours before the time the meeting (or adjourned meeting) at which it is to be exercised is due to commence. The proxy or power of attorney must be accompanied by the authority under which the proxy was signed or a certified copy of the power of attorney. Faxed documents are acceptable.

Rights of proxies etc

71 A proxy or other person appointed to exercise a member's voting rights has the same rights as the member to speak and vote at a general meeting. Those rights are suspended while the member is personally present at the meeting. The proxy or other person must vote on a resolution in accordance with any direction in the appointment.

- If there is no direction, and the person is separately entitled to vote on the resolution, the person may vote on it for the member as he or she thinks fit.
- If there is no direction, and the person is *not* separately entitled to vote on the resolution, he or she must abstain from voting on it.

A proxy or other person appointed to exercise a member's voting rights may demand or join in a demand for a poll.

Votes by proxy etc remain valid

72 A vote by proxy, power of attorney or other authority is valid despite any of the following:

- the death of the member or the member ceasing to have mental capacity;
- the bankruptcy or liquidation of the member;
- the revocation of the proxy, power of attorney or other authority;
- the transfer of the share in respect of which the vote was cast.

This does not apply if the company receives notice of the relevant fact at its registered office at least 48 hours before the commencement of the meeting (or adjourned meeting) at which the vote is to be cast.

Proxy of joint holders

73 The vote of a proxy appointed by all the joint holders of a share is to be counted to the exclusion of a vote by any other proxy of any of the joint holders.

Chair may require evidence

74 The chair of a general meeting may require a person acting as a proxy for a member to establish that he or she is the person named in the lodged proxy. If the person cannot do so, he or she may be excluded from voting as proxy for the member.

Meetings of members of a class of shares

75 The rules applying to general meetings of the company apply with any necessary modification to meetings of members holding a class of shares, unless a matter is dealt with specifically by the rules for meetings of class members.

D Shares in the company

Power to issue shares

76 The directors may issue shares in the company at any time. They must preserve any special rights conferred on holders of existing shares. The directors may issue shares on any conditions they think fit.

76.1 The directors may issue or allot shares as fully paid or partly paid, or as payment for property acquired by, or services rendered to, the company. They may differentiate between holders, including holders of the same class of shares, in relation to amount of calls or the timing of calls that are to be paid.

76.2 The directors may impose conditions dealing with preferred, deferred, qualified, guaranteed and other special rights, privileges, conditions, restrictions or limitations in regard to dividend, return of capital, distribution of assets, voting or otherwise.

76.3 The directors may grant options to call on the company to issue shares.

The directors must not issue any bearer shares or stock, or convert any shares into stock.

Shares that may be issued

77 The shares issued by the directors must be of a class described in the Schedule or otherwise authorised by this constitution.

Issue price

78 The directors determine the price of any shares they issue.

Pre-emptive rights

79 Before issuing shares or options to any person, the directors must offer to issue them to existing holders of the same class of shares. If there are no such holders, the directors must offer to issue the shares or options to all members. They must do so on a pro rata basis by reference to the number of shares held by each holder, or member, as a proportion of the total number of shares in that class, or the total number of shares in the company, on issue. If an offer is not taken up, the directors may issue the shares in any way they think fit.

- Fractions of a share are to be ignored.
- Any shares left over must be offered to members by lot and the directors must issue shares at a reasonable price to those members who do not draw the lots to ensure that the shareholding proportions in the class of shares are maintained in the offers.

Offer

80 The company's offer to each member must state each of the following:

- that if it is not accepted, at least partly, within 21 days after the receipt of the offer, it will be treated as having been declined;
- that if a member wants to purchase more than the number of shares specified in the offer, he or she must state how many additional shares he or she is willing to purchase at the issue price.

Shares not accepted

81 Shares not accepted within 21 days after the offer are to be used to meet any requests by members for additional shares.

- *If there are not enough to do so*, the shares that are not accepted are to be distributed to members making requests for additional shares as nearly as possible in proportion to their holdings of the total number of shares of that class.
- *If any shares remain after meeting members' requests for additional shares*, the company may offer them to any member or other person selected by the directors as a person whom it is desirable, in the interests of the company, to admit as a member. That person must be willing to pay the issue price.

Members may waive compliance

82 All the members of the company may waive compliance with the issue procedure by written agreement.

Preference shares

83 Subject to the *Corporations Act*, the directors may issue preference shares that are redeemable or non-redeemable. They must not convert non-redeemable shares into redeemable shares. The directors may issue preference shares that are liable to be redeemed, or preference shares that are liable to be redeemed at the option of the company.

However, the directors may only issue preference shares if rights with respect to any of the following that are to be attached to the preference shares are either set out in this Constitution or have been approved by special resolution of the company:

- repayment of capital;
- participation in surplus assets and profits;
- cumulative and non-cumulative dividends;

- voting;
- priority of payment of capital and dividends in relation to other shares or the company's property.

Variation of rights

84 The rights of holders of a class of shares to which special rights are attached are not varied or cancelled by the creation of additional shares ranking equally with the shares of that class. They may be cancelled or varied only by a special resolution of the company, and:

- a special resolution at a general meeting of the members holding shares in the relevant class of shares; or
- with the written consent of members who hold at least 75% of the shares in that class.

Variation or cancellation of shares

85 If the capital of the company is divided into different classes of shares, any rights attached to shares of any class may be varied or cancelled:

- with the written consent of the holders of 75% of the issued shares of that class; or
- with the sanction of a special resolution of the holders of shares in that class passed at a separate general meeting.

In the latter case, the quorum for the meeting is members holding 25% of the issued shares of the relevant class. Any member holding shares of the class may demand a poll.

Commission and brokerage

86 The company may pay commission or brokerage as allowed by the *Corporations Act*. It may do so by paying cash, allotting shares, or both.

Share certificates

87 The company must issue share certificates to holders of shares. They must be in the form laid down by the directors and in accordance with any requirements in the *Corporations Act*. Each member is entitled to one share certificate, free of charge, for all the shares registered in his or her name. Joint holders of shares are entitled to only one certificate between them.

If a share certificate produced to the directors is worn out or defaced, the directors may order it to be cancelled. On cancellation, they may issue a replacement after being paid a fee set by them. If a share certificate is lost or destroyed, the directors must issue a replacement to the person entitled to the shares after being paid a fee set by the directors.

Calls on shares

88 The directors may at any time make a call, including a call by instalments, in respect of an amount unpaid on the shares of members. This does not apply if it was a condition of

Calls on shares

88 The directors may at any time make a call, including a call by instalments, in respect of an amount unpaid on the shares of members. This does not apply if it was a condition of their issue that the shares were payable at or after fixed times. A call is made when the directors pass a resolution making it. The directors may adjourn or revoke a call.

Notice of a call

89 The company must give at least 14 days' written notice to each member who holds a share in respect of which a call is made. An accidental failure to give notice or the failure of a member to receive it does not affect the validity of the call.

Fixed payment dates to be dates of calls

90 An amount which, by the terms of issue of a share, becomes payable on allotment or at or after a fixed or defined time, is treated as being subject to a call at that time, without notice being required.

Liability for a call

91 After receiving notice of a call, a member must comply with it. Joint holders are jointly and severally liable.

Interest on unpaid calls

92 If a call is not paid on time, the member must pay interest at the daily rate that is equivalent to the annual rate set by the directors (if no rate has been set by them, the last Reserve Bank Official annual cash rate published in the Australian Financial Review) from that time until actual payment, plus any expenses incurred by the company because of the failure to pay. The interest is to be compounded daily. The directors may waive payment of any part of the interest.

Proceedings

93 If a call is not paid on time, the directors may proceed to recover the amount, plus any interest and expenses. The exercise of that right does not affect any right of the company to forfeit the relevant shares. In any proceedings, it is sufficient and conclusive to prove that:

- the defendant's name is entered in the Share Register as a holder of the shares in respect of which the call was made;
- the resolution making the call is recorded in the company's minute book; and
- notice of the call was given to the member; or that the terms on which the shares were issued required payment at or after the relevant fixed or defined time.

Nothing else has to be proved.

the last Reserve Bank Official annual cash rate published in the Australian Financial Review), from the time it is paid until the time the amount would have become due under a call. The directors may at any time repay any part of a prepaid amount. They must give the member at least one month's notice of an intention to repay a prepaid amount.

Forfeiture of shares

95 If a member does not pay a call on time, the directors may serve a forfeiture notice on the member requiring payment of the relevant amount, plus interest and expenses. The notice must state:

- a date and time (no earlier than 14 days after the date the notice is served) on or before which payment of the outstanding amount is required, and the place where payment is to be made; and
- that if payment is not made as required, the shares will be liable to forfeiture.

If the member does not comply, the directors may forfeit the shares, including unpaid dividends declared in respect of them. The directors may at any time annul a forfeiture of shares.

Notice that forfeiture has taken place

96 If a share is forfeited, the directors must enter the forfeiture and its date in the Share Register of the company. The company must give notice of the forfeiture to the member (or members) in whose name the share was registered. Failure to comply with this clause does not invalidate the forfeiture.

Consequences of forfeiture

97 A person whose shares have been forfeited ceases at the time of forfeiture to be a member in respect of those shares. He or she has no claim against the company in respect of the forfeited shares, but remains liable to pay the company the amount outstanding in respect of them at the date of forfeiture. If the directors think fit, the person must also pay interest on the outstanding amount, at the rate set by the directors (if no rate has been set by them, the last Reserve Bank Official annual cash rate published in the Australian Financial Review), from the time of the forfeiture until the outstanding amount is paid. The directors are not under an obligation to enforce the person's obligations.

Evidence of forfeiture

98 A statement in writing by a director or the company secretary that a particular share has been forfeited on a particular date is conclusive evidence of that fact against any person claiming to be entitled to it.

Disposal of forfeited shares

99 The company may sell or dispose in some other way of a forfeited share as the directors think fit. On receipt of any consideration for the disposal, the company may transfer the share to the person to whom it was sold or disposed of. That person is then to be

Disposal of forfeited shares

99 The company may sell or dispose in some other way of a forfeited share as the directors think fit. On receipt of any consideration for the disposal, the company may transfer the share to the person to whom it was sold or disposed of. That person is then to be registered as the holder of the share, but is not responsible for seeing to what is done with any consideration paid. Entitlement to the share is not affected by any irregularity or invalidity in the forfeiture and disposal procedure.

Balance belongs to former member

100 Any balance of the proceeds of sale after payment to the company of the amount outstanding for the share belongs to the person who last held the forfeited share.

Company has a lien on shares in respect of amounts payable

101 The company has a first and paramount lien on each share registered (solely or jointly) in the name of a member, and on the proceeds of sale of that share, for all money that is outstanding on it, including an amount the company may be required to pay in respect of it. The lien extends to dividends declared and other entitlements in respect of the share. Unless the directors decide otherwise, the registration of a transfer of a share waives the company's existing lien in respect of it. The directors may exempt a share from the company's lien.

Company's indemnity and lien in respect of certain liabilities etc

102 If, under the law of Australia or any other jurisdiction, a liability is imposed on the company, or the company is required to make a payment in respect of any shares registered in the company's Share Register or in respect of any dividends or other amounts which are or may become accrued or payable to a member in respect of those shares, then the company is entitled to be indemnified against that liability or requirement by the holder of those shares. In addition:

- The company has a lien on the shares and the dividends or other amounts for the amount of the liability or requirement, plus interest on that amount, at the rate set by the directors (if no rate has been set by them, the last Reserve Bank Official annual cash rate published in the Australian Financial Review), from the time the company pays the amount of the liability or requirement until the time the member indemnifies the company. The directors may waive payment of the interest.
- The company may deduct from any amount payable by it to the member the amount due by the member under the indemnity.

This does not affect any other right the company may have in respect of its payment of the liability or requirement.

Suspension of a member's rights

103 While the company holds a lien over shares in respect of an amount which has not been paid on time, the relevant member may not exercise any rights as a member in respect of those shares.

Enforcement of a lien

104 The company may enforce a lien in respect of an amount that has not been paid on time by selling the shares in the way the directors think fit. The company must give the member or other person entitled to the shares at least 14 days' written notice, stating the amount due and demanding payment of it.

Completion of sale under a lien

105 The directors may authorise a person to effect the transfer to the purchaser of shares which have been sold under the company's lien over them. The purchaser is entitled to be registered as the holder of the shares and is not responsible for seeing to what is done with the consideration paid. The purchaser's entitlement to the shares is not affected by any irregularity or invalidity in connection with the sale. The purchaser is not under any obligation to pay any amount in respect of the shares except the purchase price and any other amount agreed with the company.

Proceeds of sale under lien

106 Proceeds received by the company from the sale of shares under a lien are to be applied towards payment of the amount in respect of which the lien existed and any expenses of the company in enforcing the lien. Any balance must be paid to the person entitled to the shares before they were sold under the lien. However, the company may retain any amount that has become payable since the sale in relation to something that occurred before the sale.

Transfer of shares

107 A person may transfer shares to another person by a document in the usual or common form or in some other form approved by the directors, signed by both the transferor and the transferee. The transferor remains holder of the shares until the transfer is registered.

Registration of transfer

108 For a transfer to be registered, the following documents must be lodged at the company's registered office:

- the transfer itself, duly stamped;
- the share certificate (if there is one) or evidence satisfactory to the directors of its loss or destruction;
- any other information the directors require to establish the transferor's right to transfer the beneficial ownership in the shares.

No fee is payable in respect of a transfer.

Refusal to register

109 The directors may refuse to register a transfer for any reason they think fit. The company must give written notice to the person who lodged the transfer within 7 days after a

refusal to register a transfer. Except in the case of suspected fraud, they must return the transfer to that person.

Notice to the company before transfer

110 A member must give written notice to the company of an intention to transfer shares, specifying the price of each share which the member fixes as the fair price. A transfer notice may include parcels of shares and a separate transfer notice shall be deemed to have been given by the proposed transferor for each parcel of shares. The notice cannot be withdrawn without the approval of the directors except as allowed by clause 118.

Company acts as agent for the member

111 On receipt of the notice, the company becomes the agent of the proposed transferor for the sale of the shares to a purchaser nominated by the company. The transfer price is the fair price specified by the proposed transferor or as fixed by valuation in accordance with clause 120

Shares to be offered to other members

112 The company must make a written offer of the sale of the shares to all the other members of the company holding shares of the same class. The number of shares offered to members must be as nearly as possible in proportion to their holdings of the total number of shares of that class. Fractions of a share are to be ignored. Any shares left over must be offered to members by lot and the directors must issue shares at a reasonable price to those members who do not draw the lots to ensure that the shareholding proportions in the class of shares are maintained in the offers

Offer

113 The company's offer of the sale of shares must state each of the following:

- that if it is not accepted, at least partly, within 21 days after the receipt of the offer, it will be treated as having been declined;
- that if a member wants to purchase more than the number of shares specified in the offer, he or she must state how many additional shares he or she is willing to purchase at the price specified in the offer or at a price fixed or to be fixed by valuation in accordance with clause 120;
- that the member should indicate whether he or she wants the fair price to be fixed by valuation in accordance with clause 120.

Shares not accepted

114 Shares not accepted within 21 days after the offer are to be used to meet any requests by members for additional shares.

- *If there are not enough to do so*, the shares that are not accepted are to be distributed to members making requests for additional shares as nearly as possible in proportion to their holdings of the total number of shares of that class.

- *If any shares remain after meeting members' requests for additional shares*, the company may offer them to any member or other person selected by the directors as a person whom it is desirable, in the interests of the company, to admit as a member. That person must be willing to pay the fair price stated by the proposed transferor or fixed by valuation in accordance with clause 120.

Nomination of purchaser by the company

115 If the shares to be transferred are not accepted by members, the company must nominate one or more purchasers to the proposed transferor within 30 days after receiving the transfer notice. Each purchaser must be willing to purchase the shares immediately for cash. On receipt of the fair price stated in the transfer notice or fixed by valuation in accordance with clause 116, the proposed transferor must then transfer the relevant shares to the purchasers.

Price set by valuation

116 If the majority of members who accept the company's original offer indicate that they want the fair price to be fixed by valuation, the company must arrange for that valuation. It must be performed by an accountant of at least 10 years' standing, appointed by the local Director of the Institute of Chartered Accountants (or a successor body) or by the local President of the Australian Society of Certified Practising Accountants (or a successor body). That person must act as an expert, not as an arbitrator. The fair price fixed by valuation replaces the fair price stated in the transfer notice. If the valuation fixes the fair price above the fair price stated in the transfer notice, the company must immediately notify all intending purchasers in writing of the new fair price and give them 7 days after the date on which it was fixed to withdraw from the intended purchase by giving a written notice to the proposed transferor.

Failure to transfer

117 If the proposed transferor fails to transfer the shares which he or she has become bound to transfer, the company may receive the purchase price and transfer the shares on the proposed transferor's behalf. The company holds the purchase money on trust for the proposed transferor. The transfer is effective for all purposes as if it had been made by the proposed transferor.

Purchasers not found

118 At the end of 42 days after the company received the transfer notice, the proposed transferor is entitled to sell any shares for which a purchaser has not been found by the company. The shares may be sold, within 1 month, to any person at a price that is not less than the fair price stated in the transfer notice.

Members may waive compliance

119 All the members of the company may waive compliance with the transfer procedure by written agreement.

Suspension of transfers

120 The directors may suspend registration of transfers for a specified period at any time, provided the total period of suspension in a calendar year is no more than 30 days.

Transmission of shares on the death of a member

121 On the death of a member, a surviving joint holder or the personal representative of a deceased sole holder are the only persons who have any title to the deceased's shares. The estate of a deceased holder remains liable for any liability in respect of the shares held, solely or jointly, at his or her death.

Election by a person entitled

122 The directors may require any person who becomes entitled to shares on the death or bankruptcy of a member or under any law relating to mental health to elect either to become registered as the holder of the shares or to nominate another person in whose name the shares are to be registered.

- *If the person elects to become registered,* he or she must give the company a notice to that effect.
- *If the person elects to nominate another person to be registered,* he or she must transfer the shares to the other person.

Entitlement before registration

123 A person entitled to be registered as the holder of shares is entitled to receive any dividend or other payment payable in respect of the relevant shares that the member would have been entitled to if he or she had not died. However, that person must first give the directors any information they properly require. The person is not entitled to any other rights until he or she becomes registered as the holder of the shares.

Incapacity etc of member

124 If a member becomes incapacitated or his or her person or assets becomes liable to be dealt with in any way under a law that relates to incapacity, the person who becomes legally entitled to manage the member's estate may exercise any rights that the member would have been able to exercise but for the incapacity. However, the person must first give the directors any information they properly require.

E Capital and profits of the company

Alteration of capital of the company

125 The company may alter its capital by passing a resolution to that effect in general meeting. It may do so in any of the following ways, provided it does not infringe clause 84:

- by converting any of its shares into larger or smaller numbers, in which case, any amount unpaid on them is to be divided equally among the replacement

shares;

- by cancelling any shares which have been forfeited;
- by converting a class of shares into another class.

Power to reduce capital

126 The company may reduce its share capital in accordance with the *Corporations Act*.

Power to buy back shares

127 The company may buy back shares at any time in accordance with the *Corporations Act*.

Reserving profits

128 The directors may at any time set aside an amount out of the profits of the company as a reserve. A reserve is to be applied, at the directors' discretion, to any of the purposes for which profits may properly be applied, including the running of the company and investment.

Carrying forward profits

129 The directors may carry forward any profits rather than reserving them or distributing them through dividends.

Capitalising profits

130 Subject to the *Corporations Act* and to any special rights or restrictions applicable to any shares, the directors, or the members in general meeting, may resolve to capitalise profits in any way for the benefit of members in the proportions in which those members would have been entitled to a dividend from those profits. The directors must do anything necessary to implement the resolution. They may do any of the following:

- make cash payments in a case where securities become issuable in fractions, or decide that fractions are to be disregarded;
- fix the value for distribution of a specific asset or part of it;
- vest any cash or specific assets in trustees on trust for all members entitled to a dividend;
- authorise a person to make an agreement with the company on behalf of members entitled to further securities for the issue of those securities as fully paid up or for the payment of amounts outstanding on their existing shares. That agreement will bind all members.

Distribution of capital

131 If there is more than one class of shares on issue, the directors may distribute capital to one class of shares to the exclusion of another class, or to one class of shares at a different rate from that to another class of shares.

Declaration of dividends

132 Subject to the *Corporations Act* and any special rights or restrictions applicable to any shares, the directors may declare and pay dividends on shares that appear to them to be justified in light of the profits made by the company. If there is more than one class of shares on issue, the directors may declare and pay a dividend on one class of shares to the exclusion of another class, and may declare and pay a dividend on one class of shares at a different rate from that on another class of shares.

Apportioning dividends

133 Dividends are to be credited or paid in respect of particular shares according to the amounts paid or credited on them. Amounts paid before a call has been made are to be ignored. If the amount paid or credited on a share changed during the relevant period, the dividend on that share will be credited or paid proportionally to the amounts paid or credited on the share for the relevant portions of that period. If a share is issued on the basis that it will rank for dividends as from a particular date, it will rank from that date.

Deductions from dividends

134 The directors may deduct from a dividend an amount up to the amount owed by the member to the company on account of the relevant shares, whether on account of calls or otherwise, and may use that amount towards satisfaction of the member's debt.

Dividends payable in kind

135 The directors may direct that any part of a dividend is to be paid by the issue of shares or a distribution of specific assets, including fully paid shares in another company. The directors may deal as they think fit with any difficulty in relation to the distribution of specific assets. They may do any of the following:

- fix the value of a specific asset or part of it;
- decide that cash payments may be made on the basis of their valuation;
- vest any cash or specific assets in trustees on trust for all members entitled to a dividend.

No interest payable

136 No interest is payable by the company on any dividend declared by the directors.

Method of payment of dividends

137 The company may pay a dividend or other money that is payable in cash by sending a cheque by post to the holder of the relevant shares at the address of that member shown in the Share Register. In the case of joint holders, the company may send it to the address of the joint holder who is first named in the Share Register unless the joint holders request in writing that the company send it to another address. A receipt by one joint holder binds them all.

Unclaimed dividends

138 Until a dividend is claimed, the company may use it for the company's benefit in accordance with the *Corporations Act*.

Reserves

139 The directors may at any time set aside out of the profits of the company an amount by way of reserve. The directors may use a reserve for any purpose for which the profits of the company may be properly used. Until that is done, the directors may use it for the company's benefit.

Carrying forward of profits

140 The company may carry forward any part of the company's profits without reserving it.

F Miscellaneous

Display of name

141 The company must display its name prominently at its registered office and at each place of business that is open to the public. It must display its name and ACN on the first page of all its public documents and negotiable instruments, except in cases (eg, cash register receipts) where that is not required by the *Corporations Act*.

Registered office

142 The directors must decide on the place of the company's registered office. The company must display its name and the expression 'Registered Office' at that place.

Records to be kept

143 The directors must keep proper financial records and accounts. They must distribute copies of financial reports and a directors' report in accordance with the *Corporations Act*. They must decide whether, to what extent, where, when and under what conditions the accounts and records of the company are to be available for inspection to members who are not directors. A member who is not a director is not entitled to inspect accounts and records except as decided by the directors or in accordance with the *Corporations Act*.

Register of charges

144 The company must observe the *Corporations Act* with respect to the keeping of a register of all mortgages and charges specifically affecting the company's property.

Confidential information

145 A member who is not a director is not entitled to require or receive from the directors or the company any information concerning the business, trading or customers of the company, or any trade secret, secret process, or other confidential information belonging to or used by the company.

Notices

146 The company may give a notice to a member in any of the following ways:

- by serving it on the member personally;
- by posting it to the member or leaving it at the member's address shown in the Share Register, or at a replacement address for giving notices supplied to it by the member;
- by faxing it or sending it electronically to the fax number or electronic address supplied by the member to the company for the giving of notices.

Time of service

147 A notice is to be treated as received in accordance with the following:

- if it is sent by post in Australia, on the next business day after pre-paid posting;
- if it is sent by post to an address outside Australia, in the ordinary course of pre-paid mail;
- if it is faxed or sent electronically, on the business day after it is sent.

Notice to a person entitled on the death etc of a member

148 The company may give a notice to a person who becomes entitled to shares on the death or bankruptcy of a member or under any law relating to mental health in accordance with the following:

- by serving it on the person personally;
- by posting it to the person at the address supplied to it by that person;
- by giving it in any other way in which it might have been given if the member had not died or become bankrupt or subject to any law relating to mental health.

Notice to joint holders

149 A notice to joint holders is given if the notice is given to the holder first named in the Share Register as joint holder.

Notice of a general meeting

150 Notice of a general meeting must be given to each of the following:

- each member;
- each director;
- the auditor of the company;
- each person entitled to shares because of the death or bankruptcy of a member or under any law relating to mental health.

Persons not entitled to notice

151 A person who does not have an address in the Share Register and who has not supplied an address or number for the giving of notices is not entitled to be given notice.

Winding up of the company

152 If, on the winding up of the company, the assets are more or less than sufficient to repay the whole of the issued capital of the company, the assets must be distributed so that the profit is made or the loss is borne by members proportionally to the capital which was paid up or which ought to have been paid up on their shares at the commencement of the winding up. Amounts paid in advance of a call are to be ignored.

Distribution of the company assets

153 If the company is wound up, the liquidator may, on a special resolution of the company, divide any part of the assets among members. The liquidator may do any one or more of the following:

- set what he or she regards as fair values on those assets;
- decide on the division between different members or classes of members;
- vest any assets in trustees on trust for the benefit of members as the liquidator thinks fit, but not so that a member would be forced to accept a share or security on which there is any liability.

Remuneration in relation to winding up etc

154 No remuneration may be paid to a director or liquidator from the proceeds of the sale or realisation of the company's property or undertaking, except with the approval of the company in general meeting.

G Indemnity for officers etc

Indemnity

155 Each officer and former officer of the company (and, if the company approves it in general meeting, an employee, authorised agent, auditor or general adviser of the company) is entitled to an indemnity from the company against any liability,s loss or

expense incurred as an officer of the company (or in the other relevant capacity). However, this indemnity only applies if one of the following conditions is satisfied:

155.1 The liability, loss or expense is to another person (except the company or a related body corporate) and does not arise out of conduct involving a lack of good faith.

155.2 The liability is for costs and expenses incurred either:

- in defending civil or criminal proceedings in which judgment is given in favour of the person or the person is acquitted; or
- in connection with an application in relation to those proceedings in which the court grants relief to the person under the *Corporations Act*.

Payment for an insurance policy

156 To the extent permitted by the *Corporations Act*, the company may, at the directors' discretion, enter into and pay for a policy of insurance insuring an officer or former officer against any liability incurred as an officer or employee of the company. However, this does not apply in relation to either of the following liabilities:

- a liability arising out of conduct involving a wilful breach of duty in relation to the company
- a contravention of section 182 or 183 of the *Corporations Act*.

Interrelationship between indemnity and policy

157 An officer or former officer who is entitled to an indemnity under the insurance policy entered into by the company is not entitled to an indemnity from the company, except to the extent that the policy does not fully indemnify him or her.

Indemnity continues

158 An indemnity given by the company under clause 155 continues to apply after any change to or deletion of that clause, but only in relation to acts and omissions before the change or deletion.

Definitions

Call includes an instalment of a call.

Dividend includes interim dividends and bonus issues.

Liability includes an immediate, future and possible liability.

Officer means what it means in section 241(4) of the *Corporations Act*.

Member present includes a member present by proxy or attorney – or, in the case of a corporation member, by a representative.

Officer means what it means in section 241(4) of the *Corporations Act*.

Person includes an entity or group that is not a legal entity.

Related body corporate means what it means in the *Corporations Act*.

Representative means a person authorised in accordance with section 250D of the *Corporations Act*.

Secretary includes an assistant and an acting secretary.

Writing includes writing in an electronic form.

Schedule 1

Names and usual residential addresses of initial directors

Name of director	Usual residential address of director
XIN JIN	47 Mt . Pleasant Rd Nunawading, VIC 3131 Australia
DONG YANG LIU	812 Elgar Rd Doncaster, VIC 3108 Australia

Classes of shares Ordinary shares, 'A' class shares, 'B' class shares, 'C' class shares, 'D' class shares, 'E' class shares, 'F' class shares, 'G' class shares, 'H' class shares, 'I' class shares, 'J' class shares, 'K' class shares, 'L' class shares, 'M' class shares, Redeemable preference shares.

Rights and restrictions attached to shares

Holders of classes of shares	Rights and restrictions
Ordinary, 'A', 'B' and 'C'	Right to receive notice of any general meeting of the company
	Voting rights as set out in clause 50
	Dividends as determined
	Right to participate in distribution of surplus assets on winding up
'D', 'E', and 'F'	No right to receive notice of any general meeting of the company
	No right to vote at any general meeting of the company
	Dividends as determined
	No right to participate in distribution of surplus assets on winding up
'G', 'H', and 'I'	Right to receive notice of any general meeting of the company
	Voting rights as set out in clause 50
	Dividends as determined
	No right to participate in distribution of surplus assets on winding up
'J'	Right to receive notice of any general meeting of the company

Holders of classes of shares	Rights and restrictions
	Voting rights as set out in clause 50
	No right to receive dividends as determined
	No right to participate in distribution of surplus assets on winding up
'K'	No right to receive notice of any general meeting of the company
	No right to vote at general meetings of the company
	No right to receive dividends as determined
	Right to participate in distribution of surplus assets on winding up
'L'	No right to receive notice of any general meeting of the company
	No right to vote at general meetings of the company
	Dividends as determined
	Right to participate in distribution of surplus assets on winding up
'M'	Right to receive notice of any general meeting of the company
	Voting rights as set out in clause 50
	No right to receive dividends as determined
	Right to participate in distribution of surplus assets on winding up
Redeemable preference shares	To receive notices and to vote at general meetings of the company as if they were holders of ordinary shares, but only in one or more of the following circumstances: • During a period in which a dividend or part of a dividend in respect of the shares is in arrears • On a proposal for a reduction in capital • On a resolution to approve the terms of a buy back agreement • On a proposal that affects rights attached to the shares • On a proposal to wind up the company • On a proposal for the disposal of all the company's business, property and undertaking Right to a fixed cumulative dividend at a rate per annum determined by the directors at the date of issue, the cumulative dividend (plus arrears and interest) to rank in priority to dividends to be paid on all

Holders of classes of shares	Rights and restrictions
	other shares of the company on issue On a winding up, and on a return of capital, right to a return of capital (plus dividends which have not been paid) but not to participate in any distribution of surplus assets, in priority to all other shares of the company on issue.

Additional restriction on redeemable preference shares

Subject to section 254J and 254K of the *Corporations Act*, the company has the right to redeem preference shares by paying the holders their aggregate issue price plus accumulated dividends before 1 July 2050. The right is to be exercised by notice in writing to holders at their addresses in the Share Register, accompanied by the company's cheque for the amount payable.

Schedule 2

Statement by persons who have consented to be members of the company

We consent to becoming members of the company. We agree to the form of this constitution of the company.

Name of member	Usual residential address
XIN JIN	47 Mt . Pleasant Rd Nunawading, VIC 3131 Australia
DONG YANG LIU	812 Elgar Rd Doncaster, VIC 3108 Australia

Execution

Date: 28 September 2005

Signature of member: [signature]

XIN JIN

Signature of witness: ______________________

Name of witness: ______________________

Date: 28 September 2005

Signature of member: [signature]

DONG YANG LIU

Signature of witness: ______________________

Name of witness: ______________________